Exhibit 23-1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of (1) our report dated August 8, 2013 (October 28, 2013 as to the effects of the segment changes described in Note 12), relating to the consolidated financial statements of The Procter & Gamble Company and subsidiaries (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the Company’s adoption of the new accounting guidance in ASU 2011-05, Comprehensive Income (Topic 220) - Presentation of Comprehensive Income, and ASU 2013-02, Comprehensive Income (Topic 220) - Reporting of Amounts Reclassified out of Accumulated Other Comprehensive Income) appearing in the Current Report on Form 8-K of The Procter & Gamble Company dated October 28, 2013 and (2) our report dated August 8, 2013 relating to the effectiveness of The Procter & Gamble Company and subsidiaries’ internal control over financial reporting appearing in the Annual Report on Form 10-K of The Procter & Gamble Company for the year ended June 30, 2013.

/s/ Deloitte & Touche LLP Deloitte & Touche LLP
Cincinnati, Ohio
December 13, 2013